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                                                                    EXHIBIT 10.2

                             STOCKHOLDERS AGREEMENT


                  This Stockholders Agreement (this "Agreement") dated as of October 30, 1998 is made by and among Richard M. Rosenblatt, Mark R. Comer and Craig R. Pickering (collectively, the "Significant Stockholders"), First Data Merchant Services Corporation, a Florida corporation ("Investor") (each Significant Stockholder and Investor and each other person that may become a party hereto as contemplated hereby are hereinafter collectively referred to as the "Parties" and individually a "Party"), and iMall, Inc., a Nevada corporation (the "Corporation").


                                    RECITALS

                  WHEREAS, the Corporation has authorized capital stock consisting of 37,500,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock, having the respective rights and powers set forth in the articles of incorporation of the Corporation (as amended from time to time, the "Charter");

                  WHEREAS, the Significant Stockholders in the aggregate are, on the date hereof, the legal and beneficial owners of approximately 58% of the issued and outstanding shares of Common Stock of the Corporation, none of the issued and outstanding shares of the Series A Preferred Stock of the Corporation and 7% of certain rights to purchase Common Stock calculated on a Fully Diluted Basis (as defined below);

                  WHEREAS, Investor has agreed to purchase 2,000,000 shares of Common Stock of the Corporation pursuant to the Investment Agreement dated October 30, 1998 between Investor and the Corporation;

                  WHEREAS, Investor and the Corporation have entered into a marketing agreement as of the date hereof; and

                  WHEREAS, the Parties have agreed, among other things, to make certain provisions for the management of the Corporation and its subsidiaries, and to restrict the transfer of their Capital Stock.

                  NOW, THEREFORE, in consideration of the covenants and agreements made herein, the Parties and the Corporation agree as follows:



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                                    ARTICLE 1

                              CERTAIN DEFINED TERMS

                  1.1 Certain Terms. In addition to terms defined elsewhere in this Agreement, for purposes of this Agreement, except as otherwise set forth herein or the context otherwise requires, the following terms shall have the following meanings:

                  "Affiliate" of a Party means, in the case of a Party who is a natural person, such Party's spouse, siblings, parents, descendants (including the issue of such Party or such Party's spouse, including any by adoption), such Party's estate and any trust entirely for the benefit of any one or more of such Party, such Party's estate, such Party's spouse, siblings, parents or descendants, and, with respect to any Party which is not a natural person, any other person which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person.

                  "Alliance" means any venture (in any form, including in corporate, partnership or limited liability company form) or contractual alliance now or hereafter entered into between Investor (or any of its Affiliates) and one or more third parties for the provision of any Merchant Acquiring Business services pursuant to an arrangement whereby Investor (or any of its Affiliates) shares the economic benefits of ownership of merchant contracts through profit sharing, revenue sharing, a royalty interest or otherwise.

                  "Board of Directors" means the board of directors of the Corporation.

                  "Capital Stock" means the Common Stock, the Preferred Stock (including, without limitation, the Series A Preferred Stock) and any other class of capital stock of the Corporation that may be outstanding from time to time.

                  "Common Stock" means the Common Stock of the Corporation, par value $.008 per share.

                  "Common Stock Equivalents" means (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options (including, without limitation, employee stock options), convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event. For purposes of this Agreement, the number of Common Stock Equivalents shall be (i) in the case of all or a portion of any right, warrant or other security which may be exercised for a share or shares of Common Stock, the number of shares of Common Stock receivable upon exercise of such security (or such portion of such security), and (ii) in the case of any security convertible or exchangeable into a share or shares of



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Common Stock, the number of shares of Common Stock that would be received if such security were converted or exchanged on such date.

                  "Fully Diluted Basis" means, at any time, the then outstanding Common Stock owned by such person plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then outstanding Common Stock Equivalents owned by such person.

                  "Fully Diluted Common Stock" means, at any time, the then outstanding Common Stock of the Corporation plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then outstanding Common Stock Equivalents.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Investment Agreement" means the Investment Agreement dated as of October 30, 1998 between the Corporation and the Investor.

                  "Market Price" means the average of the daily per share closing prices of a security for the 20 consecutive trading days immediately prior to the date of determination. The closing price for each day shall be the last sale price of such security on the national securities exchange on which such security is listed and principally traded or, if such security is not listed on any national securities exchange, as reported by The Nasdaq Stock Market, or, if not so reported by The Nasdaq Stock Market, the average of the high bid and low asked quotations for such security as reported by the National Quotations Bureau Incorporated or similar organization, or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected in good faith by a majority of the members of the Board of Directors, excluding therefrom any directors designated by the Transferor (or any Affiliate thereof).

                  "Market Sale" means a proposed transfer of shares of Common Stock pursuant to which the shares are to be sold in the public market at the prevailing market price so that the price cannot be determined at the time of the Transferor's Notice. The date of determination for the Market Price shall be the date of the Transferor's Notice for such Market Sale.

                  "Merchant Acquiring Business" means a business providing any of the following services or products to merchants with respect to Transaction Cards (as hereinafter defined): (i) the authorization and capture of transactions; (ii) the submission of such transactions for interchange settlement or other settlement; (iii) the preparation of statements or reports based on such transactions, chargebacks and other exception items (including by electronic access); (iv) the provision of customer service or other back office services in respect of any of such transactions; (v) clearing and settlement services; (vi) enhancements or modifications to any of



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the foregoing services; and (vii) new services or products developed in support of merchants to allow such merchants to remain competitive in the Transaction Card industry.

                  "Preferred Stock" means the Preferred Stock of the Corporation, par value $.001 per share, in such series as may be designated by the Corporation from time to time.

                  "SEC" means the Securities and Exchange Commission or any successor governmental agency.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Series A Preferred Stock" means the Series A 9% Convertible Preferred Stock of the Corporation, designated as a series of the Preferred Stock.
 .
                  "Subsidiary" means any corporation or other entity, a majority of whose capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time held by the Corporation or any subsidiary thereof.

                  "Transaction Card" means (a) a card used for credit or debit transactions, (b) a private label or retail debit or credit card, (c) a stored value or other prepayment service card, or (d) an electronic coupon, electronic benefit card, or signature/security card used in connection with electronic financial transactions or other similar services.

                  "Transfer Restricted Equivalents" means any Common Stock Equivalent other than the Warrant. For purposes of this Agreement, the number of Transfer Restricted Equivalents shall be (i) in the case of all or a portion of any right, warrant or other security which may be exercised for a share or shares of Common Stock, the number of shares of Common Stock receivable upon exercise of such security (or such portion of such security), and (ii) in the case of any security convertible or exchangeable into a share or shares of Common Stock, the number of shares of Common Stock that would be received if such security were converted or exchanged on such date.

                  "Voting Stock" means any class of Capital Stock entitled to cast a vote in the election of directors of the Corporation. For purposes of this Agreement, the number of shares of Voting Stock outstanding shall be equal to the total number of votes which any outstanding share of Capital Stock is entitled to cast in the election of directors.

                  "Warrant" means the Warrant to be issued to Investor pursuant to the Investment Agreement.



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                                    ARTICLE 2

              MANAGEMENT OF THE CORPORATION AND CERTAIN ACTIVITIES

                  2.1 Board of Directors.

                  (a) The Parties and the Corporation hereby acknowledge and agree that, during the term of this Agreement, they shall use their respective reasonable best efforts to cause the Board of Directors to consist of (i) not less than seven and (ii) not more than ten members, with the following composition:

                  (i) not less than (A) the Agreed Representative Number (as hereinafter defined) of directors designated in writing by Investor and
         (B) two directors who are current or former officers of the Corporation or any of its Subsidiaries and who are designated by a majority of the members of the Board of Directors (excluding members who are Affiliates of Investor or were otherwise designated by Investor); and

                  (ii) not more than (A) the Agreed Representative Number of directors who are Affiliates of Investor and (B) two directors who are current or former officers of the Corporation or any Subsidiary.

The "Agreed Representative Number" shall be equal to the product, rounded to the nearest whole number, of (A) the total number of members of the Board of Directors and (B) a fraction with a numerator equal to the number of shares of Common Stock that Investor, its Affiliates and the Alliances ("Investor Group") own, on a primary basis, and a denominator equal to the number of shares of Voting Stock then outstanding; provided, however, that, so long as the Investor Group owns in the aggregate at least 1,000,000 shares of Common Stock or Common Stock Equivalents (the "Amount of Owned Equity"), the Agreed Representative Number shall be not less than one. The Amount of Owned Equity shall be equitably adjusted in the event of any reclassification, stock split or stock dividend with respect to the Common Stock, any change or conversion of the Common Stock into other securities of the Corporation or any dividend or distribution with respect to the Common Stock. Accordingly, immediately following the Closing of the Investment Agreement, the Board of Directors shall use its reasonable best efforts to amend the by-laws of the Corporation, take all necessary actions to increase the size of the Board of Directors, if necessary, cause two members of the Board of Directors who are current or former officers to resign and fill any vacancies created thereby with the Agreed Representative Number of persons designated in writing by Investor. The Parties and the Corporation thereafter agree to use their respective reasonable best efforts, including, but not limited to, the voting of Voting Stock of the Corporation owned by them or as to which they otherwise possess the power (directly or indirectly) to vote, required to cause the Board of Directors to at all times include the persons designated pursuant to Section 2.1(a). Unless otherwise agreed upon in writing by the Investor and the Corporation, the Corporation agrees that it shall cause the board of directors of all Subsidiaries of the Corporation to consist of the same members as of the Board of Directors. For purposes of this Agreement, only shares transferred to Alliances in accordance with



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Sections 6.6 and 8.4 of the Investment Agreement and Section 3.1(a) of this
Agreement shall be deemed to be owned by any such Alliances.

                  (b) In the event that any director (a "Withdrawing Director") designated pursuant to Section 2.1(a)(i) is unable or unwilling to serve, or once having commenced to serve, is removed or withdraws from the Board of Directors, such Withdrawing Director's replacement (the "Substitute Director") on the Board of Directors will be designated by the person entitled to designate such director pursuant to Section 2.1(a)(i); provided, however, that a director designated pursuant to Section 2.1(a)(i) may only be removed by the persons entitled to designate such director pursuant to Section 2.1(a)(i). The Corporation and each of the Parties agree to use their reasonable best efforts, including, but not limited to, the voting of Voting Stock of the Corporation, to cause the election of such Substitute Director as soon as practicable following such designation.

                  (c) In the event Investor ceases to be entitled to designate a director or directors pursuant to this Agreement, the vacancy or vacancies resulting therefrom shall be filled by the directors or by the stockholders in the manner provided by applicable law. In the event Investor chooses not to designate any director or directors, such directorship or directorships shall not otherwise be filled and the size of the Board of Directors shall be correspondingly reduced until such time as Investor elects to designate a director or directors in accordance with this Agreement.

                  (d) The Corporation and the Parties agree that no action shall be taken at any meeting of the Board of Directors unless each director shall receive at least one business day's notice of such meeting or shall waive such notice. The Corporation and each of the Parties agree to use their reasonable best efforts, including, but not limited to, the voting of Voting Stock of the Corporation, to prevent action from being taken without such notice unless such notice is waived by all of the members of the Board of Directors.

                  (e) The Corporation and the Parties shall vote to approve and adopt amendments to the by-laws set forth in Exhibit A attached hereto and to take such other actions in furtherance of, and to give effect to, the agreements and provisions set forth in this Agreement and the Investment Agreement, and shall not vote to repeal or adopt any by-law or amendment to the Charter if such repeal or adoption is in violation of, or inconsistent with, such agreements or provisions, or take any other action in violation of, or inconsistent with, such agreements and provisions.

                  (f) Upon the request of the person entitled to designate a director pursuant to Section 2.1(a)(i) to remove a director designated by such person, the Parties shall vote all of their Voting Stock (and all Voting Stock that they otherwise possess the power, directly or indirectly, to vote) in favor of the removal of such director. Except as contemplated by the immediately preceding sentence, no Party shall vote its Voting Stock (or any Voting Stock that it otherwise possesses the power, directly or indirectly, to vote) in favor of the removal of a director nominated pursuant to Section 2.1(a)(i).



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                  (g) Prior to December 31, 1999, Investor shall vote all of its
Voting Stock together with Voting Stock held by any Affiliate of Investor (and all Voting Stock that it otherwise possesses the power, directly or indirectly, to vote) in favor of the nominees to the Board of Directors designated by a majority of the members of the Board of Directors (excluding members who are Affiliates of Investor or who were designated by Investor pursuant to Section 2.1(a)(i)).

                  2.2 Other Activities of the Parties; Fiduciary Duties. It is understood and accepted that the Parties and their Affiliates have interests in other business ventures which may be in conflict with the activities of the Corporation and its Subsidiaries and that, subject to applicable law, nothing in this Agreement shall limit the current or future business activities of the Parties, whether or not such activities are competitive with those of the Corporation and its Subsidiaries; provided, however, that the foregoing shall not limit Investor's obligation under Section 5.1 of the Investment Agreement. Nothing in this Agreement, express or implied, shall relieve any officer or director of the Corporation or any of its Subsidiaries, or any Party, of any fiduciary or other duties or obligations they may have to the Corporation's stockholders.

                  2.3 Issuance of the Warrant. Each of the Significant Stockholders hereby agrees to attend each shareholder meeting of the Corporation, in person or by proxy, and to vote (or cause to be voted) all shares of Voting Stock, whether issued heretofore or hereafter, that such Party owns or has the right to vote, for approval of the issuance of the Second Common Shares (as defined in the Investment Agreement), the Warrant and the Warrant Shares (as defined in the Investment Agreement) to Investor. Each of the Significant Stockholders agrees not to grant any proxies or enter into any voting agreement or arrangement inconsistent with this Agreement.

                  2.4 No Adverse Actions. The Corporation will not adopt any amendment to its Charter or by-laws or enter into or adopt any plans, agreements, arrangements or understandings which have the effect of materially impeding, preventing or prohibiting the Investor Group from beneficially owning, in the aggregate, 39.9% of the outstanding Voting Stock, such percentage to be calculated by dividing (i) the number of shares of Common Stock beneficially owned, on a Fully Diluted Basis, by the Investor Group, by (ii) the sum of the number of outstanding shares of Voting Stock plus the number of Common Stock Equivalents beneficially owned by the Investor Group. For the purpose of the preceding sentence only, during the Warrant Term (as defined in the Investment Agreement), Investor shall be deemed to beneficially own the Warrant. Each of the Parties agree to use their reasonable best efforts, including, but not limited to, the voting of Voting Stock of the Corporation, to prevent any such action from being taken by the Corporation.

                  2.5 Preservation of Corporate Existence and Property. During the Warrant Term (as defined in the Investment Agreement), the Corporation shall preserve and maintain its corporate existence and its rights franchises and privileges.



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                  2.6 Increase in Employee Stock Options. Investor and each
Significant Stockholder agree to vote in favor of a one-time 1,500,000 share increase in the number of options available under the Corporation's employee stock option plan.


                                    ARTICLE 3

                             TRANSFER OF SECURITIES

                  3.1 Transfers. During the term hereof, no Party shall sell, transfer or otherwise dispose of, hypothecate or otherwise encumber (voluntarily or involuntarily) (any such sale, transfer, disposition, hypothecation or encumbrance being referred to as a "transfer") any Common Stock or Transfer Restricted Equivalents except as expressly permitted in this Section 3.1.

                  (a) Investor or its permitted assigns may transfer shares of Common Stock or Transfer Restricted Equivalents and its rights hereunder to any subsidiary of First Data Corporation or to any Alliance; provided, however, that Investor shall first deliver to the Corporation the written agreement of such subsidiary or Alliance to be bound by the terms and provisions of this Agreement as though a Party; provided, further, that such Alliance shall not be required to bind any of its Affiliates to any of the provisions of this Agreement; provided, further, that any such Alliance shall be allowed to transfer to any of its Affiliates shares of Common Stock and Transfer Restricted Equivalents received from Investor or its Affiliates, if such Affiliate shall deliver to the Corporation the written agreement of such Affiliate to vote any such shares transferred in accordance with the provisions of Section 2.1 of this Agreement.

                  (b) A Party may transfer up to 25,000 shares of Common Stock or Transfer Restricted Equivalents during each calendar quarter, subject to compliance with the requirements of the Securities Act.

                  (c) Any Significant Stockholder may transfer Common Stock or Transfer Restricted Equivalents to any member of such Significant Stockholder's immediate family (including any spouse, parent grandparent, child or grandchild, whether by blood, marriage or adoption), any trust or trustee for the benefit of such person or any entity substantially all of the equity of which is directly or indirectly owned by the transferor and/or one or more of the foregoing persons; provided, however, that such Significant Stockholder shall first deliver to the Corporation a written agreement of such person to be bound by the terms and provisions of this Agreement as though a Party. Any Significant Stockholder may also pledge to a lender in connection with a bona fide personal loan one-third of such Significant Stockholder's Common Stock; provided, however, such Significant Stockholder shall not pledge Common Stock with a market value in excess of $5,000,000 based on the Market Price of the Common Stock on the date of such pledge; provided, further, that so long as any such shares of Common Stock are pledged, such Significant Stockholder shall own at least twice as many shares of Common Stock as have been pledged.



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                  (d) No Party may transfer any shares of Common Stock or
Transfer Restricted Equivalents except as provided in Section 3.1(a), (b), (c),
(d) or (f). If a Party (the "Transferor") proposes to transfer any shares or Transfer Restricted Equivalents pursuant to this Section 3.1(d), the Transferor shall give written notice (the "Transferor's Notice") to the Corporation and the other Parties (the "Other Parties") that either it proposes to complete a Market Sale of any or all shares of such Party's Common Stock or it has received a bona fide written offer to purchase any or all shares of such Party's Common Stock or Transfer Restricted Equivalents and that such Party desires to transfer any or all of such shares or Transfer Restricted Equivalents. In the case of a Market Sale, the Transferor's Notice shall specify the number of shares of Common Stock to be transferred and the Market Price. In the case of all other proposed transfers pursuant to Section 3.1(d), the Transferor's Notice shall specify the proposed transferee thereof, all material terms of the proposed transaction, including the number of shares of Common Stock or Transfer Restricted Equivalents to be transferred and the amount and type of consideration to be received therefor and shall be accompanied by a copy of such bona fide offer. The shares or Transfer Restricted Equivalents proposed to be transferred as set forth in the Transferor's Notice (the "Transfer Securities") shall be subject to the following options:

                  (i) The Transferor shall offer to sell (the "First Option") all such Transfer Securities to the Other Parties at the Market Price, in the case of a Market Sale, and at the same price per Transfer Security as to be paid by the proposed transferee (or at the cash equivalent as determined pursuant to this Section 3.1(d)(i)), in all other cases. To the extent the consideration to be paid by the proposed transferee consists of assets other than cash, the cash equivalent of such consideration shall be determined reasonably and in good faith by the Corporation. The cash equivalent determination required by the preceding sentence, in any particular instance, shall be made in good faith by the Board of Directors, excluding therefrom any directors designated by the Transferor or the proposed transferee (or any Affiliate thereof), who may be counted for quorum purposes but shall abstain from any such decision, utilizing any method and/or advisory assistance the Board of Directors deems appropriate, and the Corporation shall give the Transferor and the Other Parties written notice of such determination within twenty days after receipt of the Transferor's Notice. Each Other Party may purchase the number of Transfer Securities equal to the product of (A) the aggregate number of Transfer Securities and (B) a fraction with a numerator equal to the number of shares of Common Stock that such Other Party owns on a Fully Diluted Basis and a denominator equal to the number of shares of Common Stock owned in the aggregate, on a Fully Diluted Basis, by the Other Parties.

                  (ii) If any of the Other Parties (A) fails to notify the Transferor within ten days after (i) receipt of the Transferor's Notice, if the consideration to be paid by the proposed transferee is solely cash; or (ii) receipt of notice of the determination by the Board of Directors of the cash equivalent of the consideration to be paid by the proposed transferee that it elects to accept the First Option or (B) by written notice rejects the First Option, in whole or in part, the Transferor shall offer to sell (the "Second Option") the Transfer Securities not so purchased by the Other Parties to the Corporation for cash at the same



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         price as the First Option, and the Transferor shall promptly provide written notice thereof (the "Second Notice") to the Corporation and the Other Parties. The Second Option may be accepted by the Corporation by written notice delivered to the Transferor within the ten days after receipt of the Second Notice.

                  (iii) If the Corporation (A) fails to notify the Transferor within ten days after receipt of the Second Notice that it elects to exercise the Second Option or (B) by written notice rejects the Second Option, in whole or in part, the Transferor shall offer to sell (the "Third Option") the Transfer Securities not purchased pursuant to the First Option or the Second Option for cash at the same price as the First Option to the Other Parties which exercised the First Option in full, and the Transferor shall promptly provide written notice thereof (the "Third Notice") to the Corporation and the Other Parties. Such Other Parties may purchase the number of Transfer Securities as they shall mutually agree, or, in absence of such agreement, that number equal to the product of (A) the aggregate number of Transfer Securities remaining following the First Option and the Second Option and (B) a fraction with a numerator equal to the number of shares of Common Stock that such Other Party owns on a Fully Diluted Basis and a denominator equal to the number of shares of Common Stock owned in the aggregate, on a Fully Diluted Basis, by each Other Party which elects to exercise the Third Option, without reference to the number of shares of Common Stock owned by any Other Party not eligible or declining to exercise the Third Option. Each Other Party eligible to participate in the Third Option shall have ten days to provide written notice to the Transferor of its election to exercise the Third Option.

Unless, through exercise of the First Option, the Second Option or the Third Option (collectively, the "Options"), all the Transfer Securities proposed to be transferred in the Transferor's Notice are to be acquired by the Corporation and Other Parties, the Transferor may transfer any Transfer Securities covered by the Transferor's Notice which are not purchased by the Corporation or the Other Parties in the market, in the case of a Market Sale, and to the proposed transferee upon the terms of such transfer set forth in the Transferor's Notice, in all other cases; provided, however, that such transfer must occur no later than 60 days after the date the Transferor's Notice was received by the Corporation or five days after the expiration or termination of any waiting period applicable to such transfer pursuant to the HSR Act, whichever is later. If any of the Options is exercised, the Transferor shall transfer any such shares or Transfer Restricted Equivalents (free of all liens and encumbrances except this Agreement) to the respective purchasers thereof within 20 days after the date such offer is accepted by the Corporation and/or Other Parties, as applicable, against delivery by the purchasers of the consideration for such shares; provided, however, that, if the HSR Act is applicable to the Options, such date shall be extended to the date which is five days after the date the applicable waiting period expires or is terminated.

                  (e) Other than transfers pursuant to Section 3.1(b), (c), or
(f), or Market Sales pursuant to Section 3.1(d), no transfers of shares of Common Stock or Transfer Restricted Equivalents shall be made unless prior to the consummation thereof, the Party transferring such



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

shares delivers to the Corporation in form reasonably acceptable to the Corporation a written agreement of the proposed transferee to become a Party and be bound by the terms hereof.

                  (f) In the case of any tender or exchange offer made pursuant to Section 14(d) of the Securities Exchange Act of 1934, as amended, any Party shall be permitted (i) on or before December 31, 1999, to tender shares of Common Stock to the offeror if such tender offer or exchange offer is recommended by the Board of Directors and (ii) after December 31, 1999 to tender shares of Common Stock to the offeror whether or not the tender or exchange offer is recommended by the Board of Directors, provided that such Party complies with Section 3.1(d), as modified as follows:

                  (i) a Party may transfer its shares or Common Stock Equivalents only if the Transferor has delivered the Transferor's Notice not later than ten business days prior to expiration of such tender or exchange offer;

                  (ii) in an exchange offer, when the Board of Directors is required to determine the cash equivalent of the consideration being offered, the value of securities which are publicly traded shall be deemed to be the Market Price of such securities on the date of the Transferor's Notice and the Board of Directors shall make such determination within two business days of receipt of the Transferor's Notice; and

                  (iii) the time periods during which the Options may be exercised shall be reduced as follows: the First Option must be exercised within two business days of receipt of the Transferor's Notice, the Second Option must be exercised within two business days of receipt of the Second Notice, and the Third Option must be exercised not later than one business day prior to the date the tender or exchange offer is to expire.

                  (g) Transfers pursuant to Sections 3.1(a) and 3.1(b) shall not be subject to Section 3.1(d). Any purported transfer of Common Stock or Transfer Restricted Equivalents by a Party which is not permitted by the foregoing provisions of this Section, or which is in violation of such provisions, shall be void and of no force and effect whatsoever.

                  3.2 Certain Events Not Deemed Transfers. In no event shall any of the following constitute a transfer of shares or Transfer Restricted Equivalents for purposes of Section 3.1: an exchange, reclassification or other conversion of shares into any cash, securities or other property pursuant to (i) the terms of such security providing for exchange or conversion thereof, (ii) a merger, consolidation or recapitalization of the Corporation or any Subsidiary with any person or entity, or (iii) a sale or transfer by the Corporation or any Subsidiary of all or substantially all its assets to any person or entity.


                                    ARTICLE 4

                                   TERMINATION



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                  4.1 Termination. All provisions of this Agreement shall
terminate (a) in respect of any Party, when such Party (and its Affiliates who acquired shares of Common Stock from such Party) no longer owns any Common Stock or Common Stock Equivalents following compliance with Section 3.1; and (b) in any event, upon the dissolution of the Corporation. The provisions contained in
Article 3 of the Agreement shall terminate (a) if Investor and its Affiliates own in the aggregate less than 500,000 shares of Common Stock (which number shall be equitably adjusted in the event of any reclassification, stock split or stock dividend with respect to the Common Stock, any change or conversion of the Common Stock into other securities of the Corporation or any dividend or distribution with respect to the Common Stock) or (b) in any event, on October 30, 2008.


                                    ARTICLE 5

                                  MISCELLANEOUS

                  5.1 Amendment. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of the Corporation, Investor and the holders of a majority of shares of Common Stock owned, on a Fully Diluted Basis, by the Significant Stockholders.

                  5.2 Equitable Relief. The Parties and the Corporation recognize that the obligations imposed on them in this Agreement are special, unique, and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that the Parties hereto and the Corporation may have specific performance, injunction, injunctive or other equitable relief (in addition to damages) as a remedy for the enforcement hereof, without proving damages.

                  5.3 Assignment. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties and the Corporation. No such assignment shall relieve the assignor from any liability hereunder. No assignment hereof shall be effective until the Party making an assignment hereof delivers to the Corporation an executed counterpart of this Agreement by the transferee or an agreement in writing executed by the transferee to be bound by the terms hereof to the same extent as if such transferee was a Party hereto.

                  5.4 Shares Subject to this Agreement. All shares of Common Stock or Common Stock Equivalents now owned or hereafter acquired by any of the Parties shall be subject to the terms of this Agreement.

                  5.5 Legend. (a) Certificates evidencing shares of Common Stock or Transfer Restricted Equivalents owned by the Parties shall bear a legend in substantially the following form:

                  THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING RESTRICTIONS AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF OCTOBER 30, 1998, AS AMENDED FROM TIME TO TIME, AND THE INVESTMENT AGREEMENT, DATED OCTOBER 30, 1998, AS AMENDED FROM TIME TO TIME, A COPY OF EACH OF WHICH MAY BE OBTAINED FROM THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH THE TERMS AND CONDITIONS OF SUCH AGREEMENTS.

                  5.6 Notices. Any notice, demand or delivery required or permitted by this Agreement shall be in writing and shall be given to the specified party at its address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been furnished to the party giving or making such notice, demand or delivery:

         If to the Corporation:         iMall, Inc.
                                        233 Wilshire Boulevard
                                        Santa Monica, California  90401
                                        Attention:  Richard Rosenblatt
                                        Facsimile:  (310) 309-4100

         with a copy to:                Latham & Watkins
                                        633 West Fifth Street, Suite 4000
                                        Los Angeles, CA  90071
                                        Attention:  Brian G. Cartwright, Esq.
                                        Facsimile:  (213) 891-8763

         If to Investor:                First Data Merchant Services Corporation
                                        6200 South Quebec Street
                                        Englewood, Colorado  80111
                                        Attention:  President
                                        Facsimile:  (303) 488-8705

                                                              -and-

                                        First Data Merchant Services Corporation
                                        6200 South Quebec Street
                                        Englewood, Colorado  80111
                                        Attention:  General Counsel
                                        Facsimile:  (303) 889-6566
         with copies to:                Sidley & Austin
                                        One First National Plaza
                                        Chicago, IL 60603
                                        Attention:  Frederick C. Lowinger, Esq.
                                        Facsimile:  (312) 853-7036

     If to Richard M. Rosenblatt, to:   Richard M. Rosenblatt
                                        549 El Medio
                                        Pacific Palisades, California  90272

         If to Mark R. Comer, to:       Mark R. Comer
                                        1736 North Cherapple Drive
                                        Orem, Utah 84057

         If to Craig R. Pickering, to:  Craig R. Pickering
                                        1208 E. Hobble Creek Drive
                                        Springville, Utah  84633

                  5.7 Counterparts. This Agreement may be executed in two or more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto.

                  5.8 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

                  5.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  5.10 Entire Agreement. This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof, and supersedes all prior agreements, discussions and understandings.

                  5.11 Cumulative Rights. The rights of the Parties and the Corporation under this Agreement are cumulative and in addition to all similar and other rights of the parties under other agreements, including the Investment Agreement.

                  5.12 Severability. Should any particular provision of this Agreement be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted and the remainder of the Agreement, nevertheless, shall remain unaffected and fully enforceable; further, to the extent any provision herewith is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, the parties hereto agree the same shall, nevertheless, be enforceable to the fullest extent permissible.

                  5.13 No Waiver. No delay on the part of any party hereunder in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude other or further exercise thereof, or the exercise of any other right, power of privilege.

                  5.14 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  5.15 Attorneys Fees. In the event of any action or suit based upon or arising out of any actual or alleged breach by any party of any representation, warranty or agreement in this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses of such action or suit from the other party, in addition to any other relief ordered by the court.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                        iMALL, INC.



                                        By:      _________________________
                                                 Name:
                                                 Title:


                                        FIRST DATA MERCHANT SERVICES CORPORATION



                                        By:      _________________________
                                                 Name: Richard E. Aiello
                                                 Title: Senior Vice President


                                                 _________________________
                                                 Richard Rosenblatt


                                                 _________________________
                                                 Mark R. Comer

STATE OF _____________       )
                             |   ss.
COUNTY OF ____________       )

                  On this 30th day of October, 1998, personally appeared before me Mark R. Comer, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is signed above, and acknowledged to me that he signed it voluntarily and for its stated purpose.


                                                 _________________________
                                                 NOTARY PUBLIC



                                                 STAMP

                                                 _________________________
                                                 Craig R. Pickering

STATE OF _____________        )
                              |   ss.
COUNTY OF ___________         )

                  On this __ day of October, 1998, personally appeared before me Craig R. Pickering, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is signed above, and acknowledged to me that he signed it voluntarily and for its stated purpose.


                                                 _________________________
                                                 NOTARY PUBLIC



                                                 STAMP